UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330 New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

646 600-6438

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2025, IN8bio, Inc. (the “Company”) received a notice (the “Extension Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that Nasdaq granted the Company an additional 180 calendar days, or until August 4, 2025, to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). In connection with the Extension Notice, the listing of the Company’s common stock was transferred from the Nasdaq Global Market to the Nasdaq Capital Market, effective as of February 7, 2025. The Extension Notice has no other immediate effect on the listing of the Company’s common stock.

If at any time before August 4, 2025, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated to Nasdaq’s satisfaction by August 4, 2025, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.

The Company intends to continue actively monitor the bid price for its common stock between now and August 4, 2025, and will consider available options to resolve the deficiency and regain compliance with the Rule. These options include, but are not limited to, effecting a reverse stock split, if necessary, to attempt to regain compliance.

Item 5.08	Shareholder Director Nominations.

On February 5, 2025, the Company’s board of directors established May 8, 2025 as the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The time and location of the 2025 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”). The record date for determining stockholders entitled to notice of, and to vote at, the 2025 Annual Meeting will be the close of business on March 12, 2025.

Because the date of the 2025 Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2024 Annual Meeting of Stockholders, the Company is filing this Current Report on Form 8-K to inform stockholders of this change and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Stockholders who intend to present proposals for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposals are delivered to or mailed and received by the Company’s Secretary at IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118, no later than February 17, 2025, which the Company has determined to be a reasonable time before it expects to begin to deliver and make available its proxy materials for the 2025 Annual Meeting, and must furthermore comply with all applicable requirements of Rule 14a-8.

Pursuant to the Company’s amended and restated bylaws (“Bylaws”), for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company’s Secretary at IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118. To be timely for the 2025 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on February 17, 2025, the tenth calendar day following the date of this Current Report on Form 8-K publicly announcing the date of the 2025 Annual Meeting. A stockholder’s notice to the Secretary must also set forth the information required by the Bylaws.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IN8bio, Inc.

Dated: February 7, 2025	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)